Exhibit 99.1

THE REALREAL ANNOUNCES PROPOSED OFFERING OF CONVERTIBLE SENIOR NOTES DUE 2025

SAN FRANCISCO, June 10, 2020 – The RealReal, Inc. (Nasdaq: REAL), the world’s largest online marketplace for authenticated, cosigned luxury goods, today announced that it intends to offer $125 million in aggregate principal amount of its Convertible Senior Notes due 2025 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company expects to grant the initial purchasers a 13-day option to purchase up to an additional $18.75 million in aggregate principal amount of notes. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The notes will be convertible into cash, shares of the Company’s common stock, par value $0.0001 per share (the “common stock”), or a combination of cash and shares of common stock, at the Company’s election. The notes will be the senior unsecured obligations of the Company and rank equally with the Company’s other unsecured and unsubordinated debt. The interest rate, initial conversion rate, offering price and other terms of the notes will be determined at the time of pricing of the offering.

In connection with the pricing of the notes, the Company expects to enter into privately negotiated capped call transactions with one or more financial institutions, which may include one or more of the initial purchasers or their affiliates (the “hedge counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedge positions with respect to the capped call transactions, the Company expects that the hedge counterparties or their respective affiliates will enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the trading price of the notes at the time.

In addition, the counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are scheduled to occur during the observation period relating to any conversion of the notes on or after March 15, 2025, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversions of the notes or otherwise) This activity could also cause or prevent an increase or decrease in the market price of the Company’s common stock or the trading price of the notes, which could affect note holders’ ability to convert the notes, and, to the extent the activity occurs during the observation period related to a conversion of notes, this could affect the number of shares and value of the consideration that note holders will receive upon conversion of the notes.

The Company intends to use the net proceeds from the offering to fund the cost of entering into the capped call transactions described below and for working capital and general corporate purposes.

The notes and any shares of common stock issuable upon conversion of the notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock potentially issuable upon conversion of the notes will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. Neither the notes nor the shares of common stock potentially issuable upon conversion of the notes may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

IR Contact

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements regarding the proposed terms of the notes, the size of the notes offering, including the option to purchase additional notes, whether the Company will enter into and the extent, and potential effects, of the capped call transactions, the conversion price for the notes and the expected use of the proceeds from the sale of the notes, and other statements contained in this press release that are not historical fact; and any statements using the terms “believe,” “expect,” “intend,” “outlook,” “future,” “anticipate,” “will,” “could,” “estimate,” “guidance,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations.